Exhibit 99.1

NEWS RELEASE

April 29, 2004	Contact:	Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE		(301) 429-2642
Washington, DC

RADIO ONE, INC. REPORTS RECORD

FIRST QUARTER RESULTS

Company returns to double-digit revenue growth

Washington, DC:—Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2004. Net broadcast revenue was approximately $69.7 million, an increase of 10% from the same period in 2003. Operating income was approximately $25.4 million, an increase of 21% from the same period in 2003. Station operating income1 was approximately $34.1 million, an increase of 17% from the same period in 2003. Net income was approximately $8.8 million or $0.08 per diluted share, an increase of 28% from net income of approximately $6.9 million, or $0.07 per diluted share for the same period in 2003. Adjusted EBITDA2 was $29.9 million, an increase of 18% from adjusted EBITDA of approximately $25.4 million for the same period in 2003. Free cash flow3 was $15.3 million, an increase of 86% from free cash flow for the same period in 2003.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “This was truly a great quarter for us. We blew away industry revenue growth and our own guidance and had strong revenue conversion to station operating profit. We are seeing good strength into the second quarter and are hopeful that our relatively optimistic outlook for 2004 will turn out to be accurate. Additionally, we are seeing the deal pipeline becoming more robust and are hopeful that we will be able to grow our portfolio through acquisitions over the course of the year. As for TV One, we and Comcast successfully launched this new cable channel in January and we have met with a great response from cable companies, advertisers and viewers. We look forward to reporting on the continued success of TV One in upcoming quarters.”

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PAGE 2 — RADIO ONE, INC. REPORTS RECORD FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2004	2003
	(unaudited)

	(in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
REVENUE:
Broadcast revenue	$78,840	$71,994
Less: Agency commissions	9,178	8,564

Net broadcast revenue	69,662	63,430

OPERATING EXPENSES:
Programming and technical	13,625	12,616
Selling, general and administrative	21,912	21,746
Corporate expenses	3,358	3,165
Non-cash compensation	923	468
Depreciation & amortization	4,430	4,514

Total operating expenses	44,248	42,509

Operating income	25,414	20,921

INTEREST INCOME	722	669
INTEREST EXPENSE	9,975	10,450
OTHER INCOME (EXPENSE)	82	(2)
EQUITY IN NET LOSS OF AFFILIATED COMPANY	2,367	—

Income before provision for income taxes	13,876	11,138

PROVISION FOR INCOME TAXES	5,085	4,228

Net income	$8,791	$6,910

Preferred stock dividend	$5,035	$5,035

Net income applicable to common stockholders[4]	$3,756	$1,875

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PAGE 3 — RADIO ONE, INC. REPORTS RECORD FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2004	2003
	(unaudited)

	(in thousands, except per share data)
PER SHARE DATA – basic and diluted:
Net income per share	$0.08	$0.07
Preferred dividends per share	0.04	0.05
Net income per share applicable to common stockholders	0.04	0.02

SELECTED OTHER DATA:
Station operating income[1]	$34,125	$29,068
Station operating income margin (% of net revenue)	49%	46%
Station operating income reconciliation:
Operating income	$25,414	$20,921
Plus: Depreciation and amortization	4,430	4,514
Plus: Non-cash compensation	923	468
Plus: Corporate expenses	3,358	3,165

Station operating income	$34,125	$29,068

Adjusted EBITDA[2]	$29,926	$25,433
Adjusted EBITDA reconciliation:
Net income	$8,791	$6,910
Plus: Depreciation and amortization	4,430	4,514
Plus: Income taxes	5,085	4,228
Plus: Interest expense	9,975	10,450
Less: Interest income	722	669

EBITDA	27,559	25,433
Plus: Equity in net loss of affiliated company	2,367	—

Adjusted EBITDA	$29,926	$25,433

Free cash flow[3]	$15,326	$8,252
Free cash flow reconciliation:
Net income	$8,791	$6,910
Plus: Depreciation and amortization	4,430	4,514
Plus: Non-cash compensation	923	468
Plus: Non-cash interest expense	424	425
Plus: Deferred tax provision	4,942	4,162
Plus: Equity in net loss of affiliated company	2,367	—
Plus: Loss on retirement of assets	—	2
Less: Capital expenditure	1,516	3,194
Less: Preferred stock dividends	5,035	5,035

Free cash flow	$15,326	$8,252

Weighted average shares outstanding – basic[5]	104,856	104,576
Weighted average shares outstanding – diluted[6]	105,590	104,863

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PAGE 4 — RADIO ONE, INC. REPORTS RECORD FIRST QUARTER RESULTS

	March 31, 2004	December 31, 2003
	(unaudited)
SELECTED BALANCE SHEET DATA:	(in thousands)
Cash and cash equivalents	$14,765	$38,010
Short term investments	35,003	40,700
Intangible assets, net	1,815,257	1,782,258
Total assets	2,005,841	2,017,871
Total debt (including current portion)	584,408	597,535
Total liabilities	723,222	739,452
Total stockholders’ equity	1,282,619	1,278,419

	Current Amount Outstanding	Applicable Interest Rate (b)	Balance of Scheduled 2004 Principal Payments (c)	Scheduled 2005 Principal Payments (c)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 10/5/2006)	$100,000	4.02%
Senior bank term debt (swap matures 12/5/2005)	50,000	3.64%
Senior bank term debt (swap matures 12/5/2004)	50,000	3.18%
Senior bank term debt (swap matures 6/7/2004)	25,000	4.14%
Senior bank term debt (at variable rates) (a)	59,375	approximately 1.75%	$39,375	$70,000
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%

(a)	Subject to rolling 90-day LIBOR plus a spread currently at 0.63% and incorporated into the rate set forth above. This tranche is not covered by the swap agreements described in footnote 2.
(b)	Under its swap agreement, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. That spread is currently 0.63% and is incorporated into the applicable interest rates set forth above.
(c)	Principal payments are due in equal quarterly installments.

Net broadcast revenue increased to approximately $69.7 million for the quarter ended March 31, 2004 from approximately $63.4 million for the quarter ended March 31, 2003 or 10%. This increase resulted from volume-driven net broadcast revenue growth in several of Radio One’s markets, including Atlanta, Baltimore, Cincinnati, Dallas and Washington DC, partially offset by revenue declines in Louisville, Philadelphia and Richmond.

Operating expenses excluding depreciation, amortization and non-cash compensation increased to approximately $38.9 million for the quarter ended March 31, 2004 from approximately $37.5 million for the quarter ended March 31, 2003 or 4%. This increase resulted primarily from an increase in on-air talent fees associated with new agreements signed with on-air talent during the quarter ended March 31, 2004, partially offset by savings from strong cost controls.

Interest expense decreased to approximately $10.0 million for the quarter ended March 31, 2004 from approximately $10.5 million for the quarter ended March 31, 2003 or 5%. This decrease relates primarily to a reduction of outstanding bank debt from quarterly principal payments made, utilizing free cash flow, beginning at the end of the first quarter of 2003. In addition, interest expense decreased due to lower interest rates on that bank debt as a result of declining leverage and lower market interest rates over the past year.

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PAGE 5 — RADIO ONE, INC. REPORTS RECORD FIRST QUARTER RESULTS

Equity in net loss of affiliated company was approximately $2.4 million for the quarter ended March 31, 2004. This activity was associated with the financial results of TV One, LLC. Radio One made its initial investment of $18.5 million in TV One in August 2003. Radio One accounts for this investment under the equity method of accounting. Radio One was not required to make any cash investment during the quarter ended March 31, 2004.

Income before provision for income taxes increased to approximately $13.9 million for the quarter ended March 31, 2004 compared to income before provision for income taxes of approximately $11.1 million for the quarter ended March 31, 2003 or 25%. This increase was due primarily to higher operating income due to higher revenue and lower interest expense, partially offset by equity in net loss of affiliated company, as described above.

Net income increased to approximately $8.8 million for the quarter ended March 31, 2004 from approximately $6.9 million for the quarter ended March 31, 2003 or 28%. This increase was due to higher income before provision for income taxes.

Station operating income increased to approximately $34.1 million for the quarter ended March 31, 2004 from approximately $29.1 million for the quarter ended March 31, 2003 or 17%. This increase was attributable primarily to the increase in net broadcast revenue offset by a smaller increase in operating expenses during the first quarter of 2004 as described above.

Other pertinent financial information for the first quarter of 2004 include capital expenditures of approximately $1.5 million (approximately $3.2 million for the first quarter of 2003), deferred portion of the income tax provision of approximately $4.9 million (or approximately 35.3% of pre-tax income), and amortization of debt financing costs, unamortized debt discount and deferred interest of approximately $0.4 million (included in interest expense on Radio One’s income statement). As of March 31, 2004, Radio One had total debt (net of cash balances) of approximately $534.6 million.

Radio One Information and Guidance:

Radio One completed its acquisition of WSNJ-FM on February 2, 2004 for approximately $35.0 million, most of which relates to the valuation of the FCC license. Radio One is in the process of moving the station to new facilities in the Philadelphia metropolitan area. The Company expects to begin broadcasting WSNJ-FM in the third quarter of 2004. This will increase the number of stations that the Company owns and operates in the Philadelphia market to three.

For the second quarter of 2004, Radio One expects to report net broadcast revenue that will be 6-8% higher than the approximately $80.9 million of net broadcast revenue generated in the second quarter of 2003. Radio One further expects second quarter 2004 station operating expenses (comprising programming and technical and selling, general and administrative costs) to be in the mid-single digit range higher than the approximately $37.8 million of station operating expenses incurred in the second quarter of 2003.

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PAGE 6 — RADIO ONE, INC. REPORTS RECORD FIRST QUARTER RESULTS

Radio One will hold a conference call to discuss its results for the first quarter of 2004. This conference call is scheduled for Thursday, April 29, 2004 at 10:00 a.m. Eastern Daylight Time. Interested parties should call 1-773-756-4622 at least five minutes prior to the scheduled time of the call and provide the password “Radio One.” The conference call will be recorded and made available for replay from 12:00 p.m. EDT the day of the call, until 11:59 p.m. EDT the following day. Interested parties may listen to the recording by calling 1-402-998-0088. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven day period following the call.

Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2003 net broadcast revenue) and the largest company that primarily targets African-American and urban listeners. Radio One owns and/or operates 67 radio stations located in 22 urban markets in the United States and reaches greater than 13 million listeners every week. Radio One also programs “XM 139 THE POWER” on XM Satellite Radio and owns approximately 40% of TV One, LLC, an African-American targeted cable channel, which is a joint venture with Comcast Corporation.

Notes:

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

[1]	Operating income before depreciation and amortization, corporate expenses and non-cash compensation expenses is commonly referred to in our business as station operating income. With the adoption of Regulation G by the SEC, station operating income replaces broadcast cash flow as the metric used by management to assess the performance of our stations. The Company calculates station operating income in the same manner as broadcast cash flow. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, overhead and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

[2]	“Adjusted EBITDA” consists of net income plus (1) depreciation, amortization, income taxes, interest expense and equity in net loss of affiliated company and less (2) interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, as well as our equity in net loss of our affiliated company. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.

[3]	“Free cash flow” consists of net income plus (1) depreciation, amortization, non-cash compensation, deferred income taxes, non-cash interest expense, non-cash loss on retirement of assets and our share of the non-cash net loss of our affiliated company and less (2) capital expenditures and dividends on our outstanding preferred stock. Free cash flow is not a measure of financial performance under generally accepted accounting principles. A reconciliation of net income to free cash flow has been provided in this release.

[4]	Net income applicable to common stockholders is defined as net income minus preferred stock dividends.

[5]	As of March 31, 2004, Radio One had approximately 104,856,000 shares of common stock outstanding on a weighted average basis.

[6]	As of March 31, 2004, Radio One had approximately 105,590,000 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options.

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